As Filed with the Securities and Exchange Commission on January 21, 2005

Registration No. 333-08551

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE

AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SSI SURGICAL SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

New York (State or Other Jurisdiction of Incorporation or Organization)	11-2621408 (I.R.S. Employer Identification Number)

5776 HOFFNER AVENUE, SUITE 200

ORLANDO, FLORIDA 32822

(407) 249-1946

(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrant’s Principal Executive Offices)

1996 STOCK PLAN

(Full Title of the Plan(s))

Christopher E. Tihansky

President and Chief Executive Officer

SSI Surgical Services, Inc.

5776 Hoffner Avenue, Suite 200

Orlando, Florida 32822

(Name and address of agent for service)

(407) 249-1946

(Telephone Number, including area code, of agent for service)

DE-REGISTRATION OF SHARES

This post-effective amendment relates to our registration statement on Form S-8 (registration no. 333-08551), which became effective on July 22, 1996 (the “Registration Statement”). Our name at that time was Medical Sterilization, Inc. The Registration Statement registered the offering of up to 500,000 shares of our common stock, $0.01 par value per share, issuable upon the exercise of options to be granted under our 1996 Stock Plan. No shares of common stock have ever been issued upon the exercise of options granted under that plan. Prior to or concurrently with the filing of this post-effective amendment, such offering was terminated.

The Registration Statement contained our undertaking to remove from registration, by means of a post-effective amendment, any of the securities registered thereunder that remained unsold at the termination of the offering. Accordingly, the Registration Statement is hereby amended to remove from registration all 500,000 shares of common stock originally registered thereunder, all of which remain unsold.

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Signature

Pursuant to the requirements of the Securities Act of 1933, and in accordance with Rule 478(a)(4) thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Orlando, Florida, on the 21st day of January, 2005.

SSI SURGICAL SERVICES, INC.

By:	/S/ CHRISTOPHER E. TIHANSKY
Christopher E. Tihansky Chief Executive Officer and President

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